April 25, 2011 Mundoval Funds 7855 Ivanhoe Avenue, Suite 210 La Jolla, CA 92037

Re: Mundoval Funds, File Nos. 333-116723 and 811-21596

Gentleman:

     A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Mundoval Funds' Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 8 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours, /s/ Thompson Hine LLP THOMPSON HINE LLP